Exhibit 10.12

                       SETTLEMENT AGREEMENT BY AND BETWEEN
                       -----------------------------------

                      FIRST INDIANA BANK, N.A. AND METABANK
                      -------------------------------------

         This Settlement Agreement (the "Agreement"), dated as of this 13th day of March, 2006, is entered into by and between FIRST INDIANA BANK, N.A. ("FIB") on the one hand, and METABANK f/k/a First Federal Savings Bank - Sioux Falls ("MetaBank") on the other hand.

                                    RECITALS

         WHEREAS, on October 1, 2004, FIB and MetaBank executed a Participation Certificate and Agreement (the "Participation Agreement") whereby FIB agreed to purchase a participation in a certain $20,000,000.00 revolving draw loan (the "Loan"), made by MetaBank to South Dakota Acceptance Corporation (the "Borrower");

         WHEREAS, the Borrower filed its petition for Chapter 11 bankruptcy relief in the United States Bankruptcy Court for the District of South Dakota on June 20, 2005 (the "Bankruptcy"), which constituted an event of default under the terms and conditions of the Loan;

         WHEREAS,   as  of  the   Bankruptcy,   the  total  Loan   balance   was
$16,926,225.84, and FIB's share of the Loan was $6,000,000.00, which share constituted 35.45% of the total outstanding Loan balance;

         WHEREAS, a dispute has arisen among the parties as to MetaBank's liability to FIB for allowing FIB's share of the Loan to exceed 30 percent of the Loan (the "Discrepancy"); and

         WHEREAS, the parties agree that it is in their mutual best interests to resolve fully and finally their disputes, claims and controversies.

         NOW, THEREFORE, in consideration of the foregoing and for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. The above-stated Recitals are hereby incorporated and made a part of this Agreement as if fully restated herein.

         2. Contemporaneously with the execution and delivery of the Agreement by all parties, MetaBank shall pay to FIB a lump sum payment of $461,000.00 (the "Settlement Payment"), and FIB shall convey to MetaBank 2.724 percent (%) of the Loan, so that FIB's undivided interest in the Loan shall equal 32.722 percent (%) of the total Loan balance, or $5,539,000.00. MetaBank's interest in the Loan will increase by $461,000.00.

         3. Upon receipt of the Settlement Payment by FIB, FIB agrees for itself, its respective successors, heirs, executors, estates, administrators, representatives, attorneys, agents, and assigns, and hereby does release and forever discharge MetaBank, and any of its past, present and future parents, subsidiaries, and affiliates, and their respective officers, directors, shareholders, agents, servants, employees, attorneys, representatives, predecessors, successors, and assigns (the "MetaBank Release Group"), from any and all claims, demands, damages, rights, duties, debts, obligations, liabilities, actions or petitions of any kind, whether known or unknown, foreseen or unforeseen, contingent, actual, liquidated, or unliquidated, from the beginning of the world to the date of this Agreement, including without limitation any of the foregoing arising out of or related to the Loan, the Discrepancy, the Bankruptcy or the Participation Agreement, provided, however, that in the event any

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person or entity in the MetaBank  Release Group is  subsequently  charged with a
felony  that  involves  or  relates  to  the  Loan,   the   Discrepancy  or  the
Participation Agreement and subsequently (i) enters a plea of no contest or guilty, or (ii) is otherwise convicted of the crime or any lesser included felony, the foregoing release shall be null and void and of no effect, but only to the extent of the loss or damage caused to FIB by the conduct constituting the felony.

         4. Upon  payment to MetaBank by FIB as set forth in  paragraph 5 below,
MetaBank agrees for itself, its respective successors, heirs, executors, estates, administrators, representatives, attorneys, agents, and assigns, and hereby does, release, and forever discharge FIB, and any of its past, present and future parents, subsidiaries, and affiliates, and their respective officers, directors, shareholders, agents, servants, employees, attorneys, representatives, predecessors, successors, and assigns (the "FIB Release Group"), from any and all claims, demands, damages, rights, duties, debts, obligations, liabilities, actions or petitions of any kind, whether known or unknown, foreseen or unforeseen, contingent, actual, liquidated, or unliquidated, from the beginning of the world to the date of this Agreement, including without limitation any of the foregoing arising out of or related to the Loan, the Discrepancy, the Bankruptcy, or the Participation Agreement, provided, however, that in the event that any person or entity in the FIB Release Group is subsequently charged with a felony that involves or relates to the Loan, the Discrepancy or the Participation Agreement and subsequently (i) enters a plea of no contest or guilty, or (ii) is otherwise convicted of the crime or any lesser included felony, the foregoing release shall be null and void and of no effect, but only to the extent of the loss or damage caused to MetaBank by the conduct constituting the felony.

         5. FIB and MetaBank acknowledge that, pursuant to the terms of the participation agreement concerning the ---------------------- Obligation (the "Obligation"), FIB shall pay to MetaBank the sum of $2,423,049.87, representing MetaBank's full and entire interest in the Obligation, by wire transfer within three (3) calendar days following the execution of this Agreement by MetaBank and its delivery to FIB.

         6. FIB acknowledges that, in exchange for receiving from MetaBank the Settlement Payment representing 2.724 percent of the Loan, FIB hereby conveys and assigns to MetaBank: (a) all accompanying rights formerly held by FIB in connection with that Loan percentage, including but not limited to (i) the right to pursue other parties for losses, and (ii) the right to all proceeds and associated recoveries, no matter when received or by who, including but not limited to proceeds from the sale of contracts, insurance recoveries, and any and all other payments or recoveries that would be receivable by the holder of the 2.724 percent of the Loan, except for any interest payments that may have been received by FIB from the Borrower on account of this 2.724 percent of the Loan prior to the Borrower's bankruptcy filing on June 20, 2005; (b) any and all claims against the Borrower or relating to transactions with the Borrower; and
(c) any and all rights it has against any other participant banks, including but not limited to ---------------------------------.

         7. (a) The parties agree that they will keep confidential the terms of this Agreement, will not disclose the terms of the same, and will cause their respective officers, directors, employees, representatives, agents, attorneys and advisors not to disclose and to keep confidential the terms and conditions of this Agreement except to the extent required by (i) law, including requirements arising under the Securities Exchange Act of 1934, as amended, or
(ii) by Court process, order, subpoena or enforcement proceedings ("Court Documents").

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                  (b) In the event either party is served ("Served  Party") with
Court Documents (as defined in 7(a)(ii) above) requesting information relating to the Agreement, the Served Party shall immediately forward a copy of the Court Documents to the other party ("Non-Served Party") by Federal Express. In the event the Non-Served Party intends to object to disclosure of this Agreement or
its  terms  pursuant  to  the  Court  Documents,   the  Non-Served  Party  shall
immediately (1) advise the Served Party of same; and (2) timely bring a motion, action or other appropriate proceeding ("Motion") relating to the objection, at its sole cost and expense (including attorneys' fees.) In the event the Non-Served Party fails to advise on a timely basis the Served Party that it wishes to object to compliance with the Court Documents, and/or fails to timely bring on a Motion, then in that event the Served Party may comply with the Court Documents.

                  (c) In the event the Agreement and/or its terms are disclosed pursuant to 6(a) or (b), the parties shall have no further obligations to maintain the confidentiality of the Agreement.

         8. The parties acknowledge and represent they are independently represented by counsel and have had the opportunity to consult with counsel of their choice prior to entering into this Agreement. This Agreement has been negotiated by the parties hereto at arms length and shall not be construed against either party as the drafter. Each of the parties hereto acknowledges and represents that it is entering into this Agreement freely and voluntarily and with the advice and consent of legal counsel.

         9. This Agreement is being entered into for the express purpose of making and entering into a full and final compromise, adjustment and settlement by and between MetaBank and FIB with regard to the subject matter hereof without regard to the subsequent discovery or existence of different or additional facts or events.

         10. This Agreement does not in any manner constitute an admission of liability or fault whatsoever by either party. The parties have entered into this Agreement in order to avoid further expense, inconvenience, and delay and to dispose of potentially expensive burdensome and protracted litigation.

         11. This Agreement embodies the entire understanding between the parties with respect to the subject matter hereof and may be varied only by subsequent written agreement signed by the parties. No representation, promise, inducement, or statement of intentions has been made by the parties hereto, which is not embodied in this Agreement.

         12. In the event of future litigation relating to this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney's fees (including in-house attorneys' fees) incurred in the enforcement of this Agreement, including enforcing the Agreement as a defense.

         13. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Indiana without giving effect to the provisions, policies or principals thereof relating to choice of law or conflict of law.

         14. Each party signing this Agreement represents and warrants to each of the parties that he or she is duly and fully authorized and empowered to enter into and execute this Agreement, and that this Agreement and all of its terms are binding commitments of the party on whose behalf he or she purports to act.

         15. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one of the same Agreement. A telecopy or facsimile signature shall be equivalent to and binding as one original signature.

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         AGREED AS OF THE DATE SET FORTH ABOVE.



                                                FIRST INDIANA BANK, N.A.


Dated:   March 13, 2006                         By:    /s/ Julie Fallon Hughes
         --------------                                -----------------------
                                                         First Vice President




                                                METABANK


Dated:   March 13, 2006                         By:    /s/ J. Tyler Haahr
         --------------                                -------------------
                                                         President and
                                                         Chief Executive Officer

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